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                                                                   EXHIBIT 99.1


[DORAL FINANCIAL CORPORATION LOGO]


November 11, 2003                                       FOR IMMEDIATE RELEASE

Contacts:

Richard F. Bonini                                       Mario S. Levis
Senior Executive Vice President                         Senior Executive Vice
and Chief Financial Officer                             President and Treasurer
Tel: (212) 329-3728                                     Tel: (787) 474-6709


   DORAL FINANCIAL ADDRESSES INVESTOR CONCERNS REGARDING THE RECENT DROP IN
             MORTGAGE PRODUCTION BY CERTAIN U.S. MORTGAGE LENDERS

         San Juan, Puerto Rico, November 11, 2003 - Mr. Salomon Levis, Chairman of the Board and Chief Executive Officer of Doral Financial Corporation (NYSE:
DRL), stated that contrary to recent announcements by several large U.S. mortgage lenders, the Company was not experiencing a drop in mortgage production.

         The demand in Puerto Rico for new housing loans and for refinance loans for debt consolidation remained strong. Mortgage loan applications and production for October and the beginning of November were strong. Mr. Levis stated that he anticipated that mortgage production for the fourth quarter of 2003 would once again surpass prior record levels.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning Doral Financial's economic future performance. The word "expect", "anticipate", "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investment activities, competitive and regulatory factors and legislative changes, could affect the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.